Exhibit 99.1

Digital Music Group, Inc. Reports First Quarter 2006 Results

SACRAMENTO, CA (May 10, 2006) – Digital Music Group, Inc. (NASDAQ: DMGI), a content owner and distributor of digital music recordings focused on past-hits, out-of-print, back catalog, and independent label recordings, today reported results for its first quarter ended March 31, 2006. Revenue for the first quarter of 2006 totaled $721,000, compared to $41,000 in the first quarter of 2005. Gross profit margin for the first quarter of 2006 was 44.4 percent, compared to 55.8 percent in the first quarter of 2005. The Company’s net loss for the first quarter of 2006 was $414,000, or $0.07 per share, compared to $513,000, or $0.23 per share, in the first quarter of 2005.

During the first quarter of 2006, Digital Music Group completed its initial public offering which involved the issuance of 3,900,000 shares of common stock, providing approximately $33.2 million in net cash proceeds after expenses. Concurrent with the closing of the IPO, on February 7, 2006, the Company acquired all of the outstanding common stock of Digital Musicworks International, Inc. (DMI) and certain assets of Rio Bravo Entertainment LLC, doing business as Psychobaby. The Company’s GAAP-basis results reported above are the historical results of DMI for the period prior to the acquisition, because DMI has been designated as the Company’s acquiror for accounting purposes, plus the results of the combined companies for the period after the acquisition date.

The Company believes that pro forma combined results are helpful in understanding the Company’s overall results for the first quarter of 2006 and 2005. On a pro forma combined basis, revenue for the first quarter of 2006 totaled $784,000, compared to $100,000 in the first quarter of 2005. The Company’s pro forma net loss for the first quarter of 2006 was $427,000, or $0.06 per share, compared to a net loss of $533,000, or $0.11 per share, in the first quarter of 2005.

Commenting on the results, Mitchell Koulouris, President and Chief Executive Officer, said, “Our revenue has increased nearly eight-fold since the first quarter of 2005 and by 31 percent over the fourth quarter of 2005. This growth is being driven by the increase in tracks available for sale from 5,100 at March 31, 2005 to approximately 65,000 at March 31, 2006. The average monthly download rate per track was 8.0 times in the first quarter, which we believe reflects a seasonal decline from the monthly average download rate of 11.6 times we achieved in the fourth quarter of 2005, which was a record-setting quarter for the digital music industry as a whole. Our results for this quarter also reflect the expected increase in our operating expenses, as we expanded our workforce to invest in future growth and as we began to incur the costs of being a public company.”

Highlights for the quarter on a pro forma combined basis included:

•	There were 1,107,000 paid downloads (with albums expressed in single track equivalents) of the Company’s music recordings during the first quarter of 2006, a 25 percent increase over the fourth quarter of 2005, and a seven-fold increase over the first quarter of 2005.

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Digital Music Group, Inc. Reports First Quarter 2006 Results

•	Tracks available for sale were approximately 65,000 at March 31, 2006, compared to approximately 36,400 at December 31, 2005, and 5,100 at March 31, 2005. There were approximately 46,000 average tracks available for sale during the first quarter of 2006, compared to approximately 25,000 during the fourth quarter of 2005, and approximately 4,800 during the first quarter of 2005.

•	The average monthly download rate per track during the first quarter of 2006 was approximately 8.0 times, compared to approximately 11.6 times in the fourth quarter of 2005, and 10.9 times in last year’s first quarter.

•	Apple iTunes Music Store accounted for 85 percent and 90 percent of the Company’s combined revenue for the first quarter of 2006 and 2005, respectively.

Management continues to focus on acquiring additional digital rights to music recordings, obtaining delivery of the remaining recordings acquired during 2005, processing and distributing these recordings to online music stores, and on expanding the Company’s business infrastructure.

Earlier today, the Company announced that it purchased the master recordings of the Green Linnet catalog and that it entered into a long-term distribution agreement with Lobster Records. Regarding additional content acquisition activities, Mr. Koulouris stated, “We continue to be enthusiastic about the number and quality of catalogs and opportunities in our business development pipeline. The majority of our IPO proceeds have been earmarked for content acquisitions and we are working aggressively through detailed negotiations and due diligence procedures with content owners.”

With respect to track processing operations and initiatives, Anders Brown, Chief Operating Officer, said, “We made progress during the first quarter of 2006 with the average number of tracks available online up 84 percent over the average available during the fourth quarter of 2005. Since the closing of the IPO, we grew our operations team from four to ten full-time employees, increased our processing capacity, and fine-tuned our processes. However, the owners of over 100,000 tracks under contract are currently behind in their delivery schedules under agreements we signed last year. This situation is affecting our ability to meet our internal goals for increasing the number of tracks available online. As such, we have assigned additional operations resources to work directly on-site with certain content owners and are prepared to efficiently process the remaining tracks once they are received.”

Finally, management continues to expand the Company’s infrastructure to address the requirements of being a public company and has retained an investor relations and media firm to launch a proactive investor and media relations program to increase the Company’s visibility in the investment community, as well as its industry.

Conference Call and Webcast

Digital Music Group’s management will host a conference call and webcast today at 4:30 p.m. Eastern Time, 1:30 p.m. Pacific Time. To participate in the call, investors are invited to dial 866-510-0707 (for domestic callers) or 617-597-5376 (for international callers) at least five minutes prior to the start time. The participant passcode is 30111681. A live webcast of the call will be available on the Company’s website at http://investor.digitalmusicgroupinc.com. A replay of the call will be available one hour after the call ends through May 17, 2006 by dialing 888-286-8010 (for domestic callers) and 617-801-6888 (for international callers). The reservation code is 81323348. A replay of the webcast will also be archived on the Company’s website.

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Digital Music Group, Inc. Reports First Quarter 2006 Results

Forward-Looking Statements

This press release contains statements that are considered to be forward-looking within the meaning of federal securities law. Such forward-looking statements include, but are not limited to, statements relating to the Company’s financial condition, results of operations, download activity, business strategy, the Company’s business development pipeline, future operating performance, industry growth trends, contracts with online music stores, management focus and objectives, business prospects, the expected growth rate in the number of tracks online, the Company’s efforts to take delivery of tracks under contract, processing of master recordings for sale in the digital channel, potential acquisitions, the Company’s expansion of its infrastructure, and the launch of investor and media relations initiatives. You should not place undue reliance on these forward-looking statements, which are based on the Company’s current views and assumptions. Actual results could differ materially from those anticipated in such forward-looking statements as a result of many reasons, including risks, uncertainties and factors which include, but are not limited to:

•	revenue and earnings expectations which are difficult to predict because of the Company’s limited operating history;

•	the Company’s ability to successfully integrate acquisitions, including the recently announced acquisition of the Green Linnet Catalog;

•	the Company’s ability to successfully identify, acquire and digitize additional catalogs of sound recordings;

•	competitive and economic conditions in the Company’s industry;

•	acceptance and adoption of the digital format by consumers and potential changes in consumers’ tastes and preferences in music;

•	the Company’s limited ability to influence the pricing models of online music stores;

•	the Company’s dependence on online music stores to process and make the Company’s digital offerings available to consumers on a timely basis;

•	the Company’s dependence on Apple iTunes Music Store for the majority of the Company’s revenue;

•	the Company may not have proper legal title to the digital rights associated with music recordings the Company purchases or licenses, or others may claim to have such rights;

•	potentially long delays in receiving the master recordings that the Company acquires rights to;

•	the Company’s ability to renew multi-year agreements for digital rights to music recordings as they expire;

•	music piracy;

•	differing interpretations of and potential ambiguities in U.S. copyright laws;

•	the Company’s reliance on certain key personnel;

•	availability, terms and use of capital to continue to grow the Company’s business; and

•	maintaining adequate internal operating and financial controls over the Company’s business and financial reporting.

Many of the factors listed above are beyond the Company’s control. Please refer to periodic reports filed with the SEC for more information on these and other “risk factors” associated with the Company’s business. The Company’s forward-looking statements represent estimates and assumptions only as of the date of this release. Except as required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date of this release.

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Digital Music Group, Inc. Reports First Quarter 2006 Results

Use of Non-GAAP Measures

Management believes that non-GAAP revenue, net loss and gross profit margin presented on a pro forma combined basis included in this release are useful measures of operating performance because they include the operations of DMGI and the operations of DMI and the Psychobaby catalog assets that were acquired on February 7, 2006 as if they had been acquired as of the beginning of the quarters presented. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, revenue, net loss and gross profit margin provided by operating activities, or other financial measures prepared in accordance with GAAP. A reconciliation of the pro forma combined statement of operations to the GAAP statements is included in the attached tables of financial information.

About Digital Music Group, Inc.

Founded in 2005, Digital Music Group, Inc. (NASDAQ: DMGI) is focused on helping consumers worldwide to experience more music, in more ways. The Company acquires the digital rights to music recordings and processes these recordings into digital format for distribution to online music stores like Apple iTunes Music Store, MSN Music, RealNetworks, Napster, Wal-Mart Music and Yahoo! Music, where they are available for purchase by consumers via downloading.

Digital Music Group is a trademark of Digital Music Group, Inc. Other names mentioned herein are the property of their respective owners.

Investor Relations Contact

Digital Music Group, Inc.:	Karen Davis, Chief Financial Officer, Telephone: (916) 239-6010 x2505.
Allen & Caron Inc:	Jesse Deal, Account Manager, Telephone: (212) 691-8087, e-mail: jesse@allencaron.com

Press Contact

Digital Music Group, Inc.: Anders Brown, Chief Operating Officer, Telephone: (916) 239-6010 x2504.

TABLES FOLLOW

Digital Music Group, Inc.

Unaudited Condensed Statements of Operations

(including reconciliation of reported results to pro forma combined results)

	Quarter ended March 31, 2006
	Digital Music Group, Inc. (as reported)	Digital Music Group, Inc. (prior to acquisition)	Rio Bravo Entertainment (prior to acquisition)	Digital Music Group, Inc. Pro Forma Combined
Revenue	$720,648	$—	$63,196	$783,844
Cost of revenue:
Royalties and payments to content owners	348,526	—	50,556	399,082
Amortization of digital music rights	52,035	—	10,156	62,191

Gross profit	320,087	—	2,484	322,571
Selling, general and administrative expenses	950,664	10,000	624	961,288

Loss from operations	(630,577)	(10,000)	1,860	(638,717)
Interest income	219,620	—	—	219,620
Interest expense	(2,986)	(4,667)	—	(7,653)

Loss before income taxes	(413,943)	(14,667)	1,860	(426,750)
Income taxes	—	—	—	—

Net loss	$(413,943)	$(14,667)	$1,860	$(426,750)

Net loss per common share—fully diluted	-$0.07			-$0.06

Weighted average common shares—basic and fully-diluted(1)	5,918,855			6,953,299

(1)	For the quarter ended March 31, 2006, weighted average shares outstanding for the pro forma combined statements include (i) for the entire quarter, the 2,250,000 shares attributable to DMI, the acquiring company for accounting purposes, (ii) for the period from February 7, 2006 until the end of the quarter, the 2,425,000 shares of DMGI out-standing at the IPO date and the 25,000 shares issued in connection with the acquisition of certain assets of Rio Bravo Entertainment LLC, and (iii) for the period from February 7, 2006 until the end of the quarter, the 3,900,000 shares sold in the IPO. The pro forma combined weighted average shares outstanding also includes the shares in (ii) above the for entire quarter, as if these transactions had occurred on January 1, 2006.

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Digital Music Group, Inc.

Unaudited Condensed Statements of Operations

(including reconciliation of reported results to pro forma combined results)

	Quarter ended March 31, 2005
	Digital Music Group, Inc. (as reported)	Digital Music Group, Inc.	Rio Bravo Entertainment	Digital Music Group, Inc. Pro Forma Combined
Revenue	$41,480	$—	$58,932	$100,412
Cost of revenue:
Royalties and payments to content owners	14,411	—	45,251	59,662
Amortization of digital music rights	3,923	—	30,469	34,392

Gross profit	23,146	—	(16,788)	6,358
Selling, general and administrative expenses	534,406	—	3,090	537,496

Loss from operations	(511,260)	—	(19,878)	(531,138)
Interest income	2,295	—	—	2,295
Interest expense	(3,339)	—	—	(3,339)

Loss before income taxes	(512,304)	—	(19,878)	(532,182)
Income taxes	(800)	—	—	(800)

Net loss	$(513,104)	$—	$(19,878)	$(532,982)

Net loss per common share—fully diluted	-$0.23			-$0.11

Weighted average common shares—basic and fully-diluted(1)	2,250,000			4,700,000

(1)	For the quarter ended March 31, 2005, weighted average shares outstanding for the pro forma combined statements represent 2,250,000 shares attributable to Digital Musicworks International, Inc., the accounting acquiror, plus 2,425,000 shares of Digital Music Group, Inc. and 25,000 shares issued in connection with the acquisition of certain assets of Rio Bravo Entertainment LLC, as if the acquisitions had occurred as of January 1, 2005.

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Digital Music Group, Inc.

Unaudited Condensed Balance Sheets

	March 31, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$32,715,673	$468,490
Current portion of royalty advances	363,216	292,438
Other current assets	1,140,498	396,417

Total current assets	34,219,387	1,157,345
Long-term assets:
Furniture and equipment, net	295,563	162,153
Digital music rights, net	1,272,442	1,196,047
Royalty advances, less current portion	610,266	490,000
Other assets	29,210	12,074

Total assets	$36,426,868	$3,017,619

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other current liabilities	$443,362	$417,215
Royalties payable	347,029	138,608
Current portion of capital lease obligations	69,442	44,540

Total current liabilities	859,833	600,363
Other liabilities:
Capital lease obligations, less current portion	28,002	—

Total liabilities	887,835	600,363
Stockholders’ equity:
Common Stock	86,150	46,750
Additional paid-in capital	38,069,038	4,572,718
Retained earnings / accumulated deficit	(2,616,155)	(2,202,212)

Total stockholders’ equity	35,539,033	2,417,256

Total liabilities and stockholders’ equity	$36,426,868	$3,017,619

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